SCHEDULE 13G

EXHIBIT 99.2

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. (Rabobank Nederland) and Rabo Capital Services, Inc., hereby agree that this Schedule 13G is filed on behalf of each of the parties.

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A. (RABOBANK NEDERLAND)

August 13, 2009
Date

/s/ R.M. Everwijn
Signature

R.M. Everwijn / Director Long Term Funding
Name/Title

August 13, 2009
Date

/s/ Arjo Block
Signature

Arjo Block / Managing Board Rabobank International
Name/Title

RABO CAPITAL SERVICES, INC.

August 13, 2009
Date

/s/ Rebecca O. Morrow
Signature

Rebecca O. Morrow / Secretary
Name/Title

August 13, 2009
Date

/s/ David Dietz
Signature

David Dietz / Treasurer
Name/Title